Exhibit 23.2
Consent of Independent Auditor

Valley Green Bank
Philadelphia, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 (No. 333-198280) of Univest Corporation of Pennsylvania of the ParenteBeard LLC ("ParenteBeard") report dated March 26, 2013, relating to our audit of the financial statements of Valley Green Bank as of December 31, 2012 and for the year then ended, which is incorporated by reference in this Form 8-K/A. ParenteBeard merged with Baker Tilly Virchow Krause, LLP ("Baker Tilly") on October 1, 2014. As such, Baker Tilly is a successor in interest to ParenteBeard.

Allentown, Pennsylvania
January 6, 2015

1